UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          January 15, 2012

LOTUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-32581	20-0507918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Cheng Zhuang Road, Feng Tai District, Beijing 100071 People’s Republic of China	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	86-10-63899868

N/A

(Former name or former address, if changed since last report)

Copies to:

Darrin M. Ocasio, Esq.

Jeff Cahlon, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, in October 2006, Lotus Pharmaceuticals, Inc.’s (the “Company”) affiliates Beijing Liang Fang Pharmaceutical Co., Ltd. and Beijing En Ze Jia Shi Pharmaceutical Co., Ltd. (collectively, “Lotus East”) entered into a five-year loan agreement (the “Loan Agreement”) with Wu Lan Cha Bu Emergency Hospital (“Wu Lan”) whereby Lotus East agreed to lend to Wu Lan approximately $4.5 million (RMB 30 million) for the construction of a hospital ward in Inner Mongolia, China. In exchange for the loan, Wu Lan agreed that Lotus East would be the exclusive provider for all medicines and disposable medical treatment apparatus to it for a period of 20 years. In October 2006, Dr. Liu loaned these funds to Wu Lan on behalf of Lotus East. Accordingly, in October 2006, Lotus East entered into an assignment agreement (the “Loan Assignment Agreement”) whereby it assigned all of its rights, obligations, and receipts under the Loan Agreement to Dr. Liu, except for the rights to revenues from the sale of medical and disposable medical treatment apparatus which were to remain with Lotus East. As compensation to Dr. Liu for accepting the assignment under the Loan Agreement including all of the risks and obligations and for Dr. Liu not accepting the rights to revenues from the sale of medical and disposable medical treatment apparatus which were to remain with Lotus East, Lotus East agreed to pay Dr. Liu an aggregate of approximately $1.3 million (RMB 9 million) to be paid in five equal annual installments of approximately $272,000 (RMB 1.8 million).

On January 15, 2012, the Company entered into a loan termination agreement (the “Termination Agreement”) with Wu Lan and Dr. Liu. Pursuant to the Termination Agreement, the parties agreed that:

•	The Loan Assignment Agreement was terminated, and Wu Lan agreed to repay the RMB 30 million to Dr. Liu under the Loan Agreement in installments from January 2012 to June 2012.

•

As construction of the hospital contemplated under the Loan Agreement has not been completed and it is unclear when the hospital will begin operation, the terms of the supply of pharmaceutical and other medical equipment to the hospital will be determined by the parties when the hospital is completed.

•	Dr. Liu waived the RMB 9 million owed to him under the Loan Assignment Agreement.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Loan Termination Agreement among the Company, Wu Lan and Dr. Liu

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOTUS PHARMACEUTICALS, INC.

Date: January 30, 2012	By: /s/ Liu Zhongyi Name: Liu Zhongyi Title: Chairman and Chief Executive Officer